HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President, Finance and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2007 THIRD QUARTER RESULTS

Highlights for the Quarter Ended July 31, 2007

•

The Company reported an after tax loss of $80.5 million for the third quarter of fiscal 2007, or a loss of $1.27 per common share, compared with earnings of $74.4 million, or $1.15 per fully diluted common share, in the third quarter of fiscal 2006. Total revenues decreased 27.1% to $1.1 billion for the third quarter compared with the third quarter of 2006.

•	During the fiscal 2007 third quarter, the Company incurred $108.6 million of pretax charges related to land impairments and write-offs of predevelopment costs and land deposits.

•

Excluding unconsolidated joint ventures, the Company delivered 3,179 homes with an aggregate sales value of $1.1 billion in the third quarter, down 31.2% from 4,623 home deliveries with an aggregate sales value of $1.5 billion in the third quarter of fiscal 2006. During the third quarter of fiscal 2007, the Company delivered 329 homes through unconsolidated joint ventures, compared with 498 homes in last year’s third quarter.

•	The number of net contracts for the third quarter of fiscal 2007, excluding unconsolidated joint ventures, declined 24.2% to 2,539 contracts.

•

Contract backlog as of July 31, 2007, excluding unconsolidated joint ventures, was 7,126 homes with a sales value of $2.5 billion, down 31.1% compared to contract backlog with a sales value of $3.6 billion at the end of last year’s third quarter.

•	For the full 2007 fiscal year, the Company expects to deliver between 13,200 and 13,800 homes, excluding deliveries from unconsolidated joint ventures.

•

Management remains focused on generating cash flow and on reducing its debt and inventory levels. The Company is projecting positive cash flow of $175 million to $250 million for the fourth quarter of fiscal 2007 and is maintaining its projection of $100 million to $400 million of positive cash flow for fiscal 2008.

RED BANK, NJ, September 6, 2007 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported a net loss of $80.5 million, after tax, or $1.27 per common share for the third quarter ended July 31, 2007. For the nine-month period ended July 31, 2007, revenues declined 22.6% to $3.4 billion, from $4.4 billion in the year earlier period. The

Company reported a net loss of $168.5 million for the first nine months of 2007, or $2.67 per common share, compared to net income of $256.8 million, or $3.95 per fully diluted common share, in the same period a year ago.

For the nine month period, the Company incurred a total of $184.4 million of pretax charges related to land impairments and write-offs of predevelopment costs and land deposits, and $55.1 million of charges related to the impairment of intangibles.

Homebuilding gross margin, before interest expense included in cost of sales, was 15.9% for the third quarter of fiscal 2007, compared with 23.4% in the prior year’s third quarter. The Company’s pretax income from Financial Services in the third quarter of fiscal 2007 declined 19.3% over the same period in 2006, to $6.1 million.

The Company had 449 active selling communities on July 31, 2007, excluding unconsolidated joint ventures, compared with 436 active communities at the end of the same period last year. The Company’s contract cancellation rate, excluding unconsolidated joint ventures, for the third quarter of fiscal 2007 was 35%, compared with the rate of 33% reported in the third quarter of 2006, and a rate of 32% for the second quarter of fiscal 2007.

Comments From Management

“Conditions in most of our markets remain challenging,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “Credit tightening in the mortgage market has reduced the number of qualified home buyers, existing home inventory levels remain persistently high in many of our markets and buyer psychology has been negatively impacted by a steady stream of news related to falling housing prices, foreclosure rates, and mortgage availability. In light of these negative influences, our sales pace fell further in many of our communities, and we reacted by offering further price concessions and incentives. This created additional downward pressure on profit margins and led to additional land-related charges in the quarter.”

“Overall negative sentiment toward the purchase of a new home continues to weigh on our net contract results,” Mr. Hovnanian said. “Since the end of our third quarter, the tightening of lending standards in the mortgage market has extended beyond the sub prime market and is now impacting jumbo mortgages and further tightening of Alt-A loan underwriting standards. This is leading to a further reduction in the universe of qualified buyers for our homes. However, our mortgage operation continues to close a significant volume of mortgages on a daily basis for our homebuyers, and these loans are continuing to be placed with our regular base of investors, which are some of the world’s largest financial institutions.”

“While the housing market is definitely in a slump, we are still selling homes,” Mr. Hovnanian said. “Despite difficult conditions, we sold 2,539 homes in the quarter and delivered 3,179 quality homes with a sales value in excess of $1 billion. We remain vigilant in running the day-to-day business, while adhering to our long term strategies. However, inventory reduction and cash flow are our foremost priorities. Our objective is to generate cash and pay down our debt to levels in line with our current volume of activity in our communities,” Mr. Hovnanian stated.

“As of July 31, 2007, we had 46,747 lots controlled under option contracts and an additional 32,576 lots owned. This total land position of 79,323 lots represents a 31% decline from the end of the third quarter of fiscal 2006,” said J. Larry Sorsby, Executive Vice President and Chief

Financial Officer. “Our owned lot position is down 11% from the year earlier period and we expect it to continue to decline. We only move forward in taking down additional lots when the terms have been successfully renegotiated to where they make compelling economic sense for us. If markets do continue to soften further, we have additional flexibility to reduce our investment in land more rapidly and reduce additional cash expenditures, by walking away from a greater number of our lot options.”

“We are extremely focused on strengthening our balance sheet during this challenging business environment,” Mr. Sorsby continued. “We have already discharged our 10-1/2% notes that mature in October by putting the cash required to retire the bonds in escrow with the Trustee of the bonds. Unless market conditions deteriorate further, we project adequate room to operate under our debt covenants and thus we are not currently making any requests for modifications to our $1.5 billion unsecured revolving credit facility,” Mr. Sorsby stated.

“The conditions leading into this housing downturn are different from those we have seen in past slowdowns throughout the 48 years that we have been in the business,” Mr. Hovnanian said. “But the steps that we are taking to address the slowdown are similar. We are concentrating on reducing overhead expenses, and controlling land and land development spending, primarily through the decisions to renegotiate or walk away from options,” Mr. Hovnanian said. “We expect the current challenging environment to persist through most of 2008. However, we have confidence in our long-term strategies to position our Company for the time when markets begin to stabilize and then subsequently show signs of recovery,” Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its third quarter financial results conference call at 11:00 a.m. E.T. on Friday, September 7, 2007, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2006 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America's largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA's 14 member companies build one out of every five homes in the United States.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Cash flow is non-GAAP financial measure. The most directly comparable GAAP financial measure is Cash Flow from Operating Activities. The Company uses cash flow to mean cash flow from operating activities and cash flow from investing activities excluding changes in mortgage notes receivable at the mortgage company.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness, (12) utility shortages and outages or rate fluctuations, (13) geopolitical risks, terrorist acts and other acts of war and (14) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2006.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2007
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)
	Three Months Ended,		Nine Months Ended,
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Total Revenues	$ 1,130,593	$ 1,550,519	$ 3,407,052	$ 4,402,632

Costs and Expenses (a)	1,253,987	1,426,403	3,638,313	3,997,814

(Loss) Income from Unconsolidated Joint Ventures	(2,739)	(3,239)	(2,934)	13,833

(Loss) Income Before Income Taxes	(126,133)	120,877	(234,195)	418,651

Income Tax (Benefit) Provision	(48,274)	43,830	(73,669)	153,859
Net (Loss) Income	(77,859)	77,047	(160,526)	264,792

Less: Preferred Stock Dividends	2,668	2,668	8,006	8,006

Net (Loss) Income Available to Common Shareholders	$ (80,527)	$ 74,379	$ (168,532)	$ 256,786

Per Share Data:
Basic:
(Loss) Income per common share	$ (1.27)	$ 1.18	$ (2.67)	$ 4.09
Weighted Average Number of
Common Shares Outstanding	63,199	62,804	63,036	62,843

Assuming Dilution:
(Loss) Income per common share	$ (1.27)	$ 1.15	$ (2.67)	$ 3.95
Weighted Average Number of
Common Shares Outstanding (b)	63,199	64,460	63,036	64,989

(a) Includes inventory impairment loss and land option write-offs.
(b) For the periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2007
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Sale of Homes	$1,079,226	$ 1,499,826	$3,273,156	$ 4,225,571
Cost of Sales, excluding interest(a)	907,699	1,148,530	2,724,965	3,203,882
Homebuilding Gross Margin, excluding interest	171,527	351,296	548,191	1,021,689
Homebuilding Cost of Sales interest	29,833	25,551	85,227	61,523
Homebuilding Gross Margin, including interest	$ 141,694	$ 325,745	$ 462,964	$ 960,166

Gross Margin Percentage, excluding interest	15.9%	23.4%	16.7%	24.2%
Gross Margin Percentage, including interest	13.1%	21.7%	14.1%	22.7%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Land Sales	$ 30,554	$ 23,045	$ 65,848	$ 103,838
Cost of Sales, excluding interest(a)	30,566	21,742	51,085	81,376
Land Sales Gross Margin, excluding interest	(12)	1,303	14,763	22,462
Land Sales interest	24	50	258	930
Land Sales Gross Margin, including interest	$ (36)	$ 1,253	$ 14,505	$ 21,532

(a) Does not include cost associated with walking away from land options which are recorded as inventory impairment losses in the Statements of Consolidated Operations.

Hovnanian Enterprises, Inc.
July 31, 2007
Reconciliation of Adjusted EBITDA to Net (Loss) Income
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net (Loss) Income	$ (77,859)	$ 77,047	$ (160,526)	$ 264,792
Income Tax (Benefit) Provision	(48,274)	43,830	(73,669)	153,859
Interest expense	31,017	26,250	94,531	64,622
EBIT [1]	(95,116)	147,127	(139,664)	483,273
Depreciation	4,557	4,269	13,529	10,588
Amortization of Debt Costs	701	644	2,073	1,653
Amortization of Intangibles	10,150	13,331	78,424	38,391
EBITDA[2]	(79,708)	165,371	(45,638)	533,905
Inventory Impairment Loss and Land Option Write-offs	108,593	12,274	184,420	20,978
Adjusted EBITDA[3]	$ 28,885	$ 177,645	$ 138,782	$ 554,883

INTEREST INCURRED	$ 49,487	$ 41,515	$ 148,285	$ 108,569

ADJUSTED EBITDA TO
INTEREST INCURRED	0.58	4.28	0.94	5.11

(1) EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.
(2) EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2007
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$ 138,133	$ 77,048	$ 102,849	$ 48,366
Plus Interest Incurred	49,487	41,515	148,285	108,569
Less Interest Expensed	31,017	26,250	94,531	64,622
Interest Capitalized at End of Period	$ 156,603	$ 92,313	$ 156,603	$ 92,313

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	July 31, 2007	October 31, 2006
ASSETS
	(unaudited)
Homebuilding:
Cash and cash equivalents	$19,631	$43,635

Restricted cash	10,995	9,479

Inventories - at the lower of cost or fair value:
Sold and unsold homes and lots under development	3,445,731	3,297,766

Land and land options held for future
development or sale	299,154	362,760

Consolidated inventory not owned:
Specific performance options	15,072	20,340
Variable interest entities	173,894	208,167
Other options	181,344	181,808

Total consolidated inventory not owned	370,310	410,315

Total inventories	4,115,195	4,070,841

Investments in and advances to unconsolidated
joint ventures	205,249	212,581

Receivables, deposits, and notes	94,371	94,750

Property, plant, and equipment – net	110,556	110,704

Prepaid expenses and other assets	182,865	175,603

Goodwill	32,658	32,658

Definite life intangibles	61,665	165,053

Total homebuilding	4,833,185	4,915,304

Financial services:
Cash and cash equivalents	9,961	10,688
Restricted cash	11,281	1,585
Mortgage loans held for sale	162,699	281,958
Other assets	6,162	10,686

Total financial services	190,103	304,917

Income taxes receivable – including deferred
tax benefits	339,474	259,814

Total assets	$5,362,762	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)
	July 31, 2007	October 31, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY	(unaudited)

Homebuilding:
Nonrecourse land mortgages	$7,367	$26,088
Accounts payable and other liabilities	439,813	582,393
Customers’ deposits	93,496	184,943
Nonrecourse mortgages secured by operating
Properties	23,164	23,684
Liabilities from inventory not owned	228,077	205,067

Total homebuilding	791,917	1,022,175

Financial services:
Accounts payable and other liabilities	18,180	12,158
Mortgage warehouse line of credit	149,990	270,171

Total financial services	168,170	282,329

Notes payable:
Revolving credit agreements	456,275
Senior notes	1,650,628	1,649,778
Senior subordinated notes	400,000	400,000
Accrued interest	26,983	51,105

Total notes payable	2,533,886	2,100,883

Total liabilities	3,493,973	3,405,387

Minority interest from inventory not owned	81,679	130,221

Minority interest from consolidated joint ventures	1,376	2,264

Stockholders’ equity:
Preferred stock, $.01 par value-authorized 100,000
shares; issued 5,600 shares at July 31,
2007 and at October 31, 2006 with a
liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value-authorized
200,000,000 shares; issued 59,251,891 shares at
July 31, 2007 and 58,653,723 shares at
October 31, 2006 (including 11,694,720 shares
at July 31, 2007 and 11,494,720 shares at
October 31, 2006 held in Treasury)	593	587
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) authorized
30,000,000 shares; issued 15,338,840 shares at
July 31, 2007 and 15,343,410 shares at
October 31, 2006 (including 691,748 shares at
July 31, 2007 and October 31, 2006 held in
Treasury)	153	153
Paid in capital – common stock	271,668	253,262
Retained earnings	1,493,278	1,661,810
Treasury stock - at cost	(115,257)	(108,948)

Total stockholders’ equity	1,785,734	1,942,163

Total liabilities and stockholders’ equity	$5,362,762	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2007	2006	2007	2006
Revenues:
Homebuilding:
Sale of homes	$1,079,226	$1,499,826	$3,273,156	$4,225,571
Land sales and other revenues	34,107	28,032	77,205	113,947

Total homebuilding	1,113,333	1,527,858	3,350,361	4,339,518
Financial services	17,260	22,661	56,691	63,114

Total revenues	1,130,593	1,550,519	3,407,052	4,402,632

Expenses:
Homebuilding:
Cost of sales, excluding interest	938,265	1,170,272	2,776,050	3,285,258
Cost of sales interest	29,857	25,601	85,485	62,453
Inventory impairment loss and land
option write-offs	108,593	12,274	184,420	20,978

Total cost of sales	1,076,715	1,208,147	3,045,955	3,368,689

Selling, general and administrative	132,025	154,050	401,804	441,137

Total homebuilding	1,208,740	1,362,197	3,447,759	3,809,826

Financial services	11,179	15,127	35,877	43,174

Corporate general and administrative	22,128	26,744	64,319	80,377

Other interest	1,160	649	9,046	2,169

Other operations	630	8,355	2,888	23,877

Intangible amortization	10,150	13,331	78,424	38,391

Total expenses	1,253,987	1,426,403	3,638,313	3,997,814

(Loss) income from unconsolidated
joint ventures	(2,739)	(3,239)	(2,934)	13,833

(Loss) income before income taxes	(126,133)	120,877	(234,195)	418,651

State and federal income tax
(benefit)/provision:
State	1,370	(3,897)	118	7,212
Federal	(49,644)	47,727	(73,787)	146,647

Total taxes	(48,274)	43,830	(73,669)	153,859

Net (loss) income	(77,859)	77,047	(160,526)	264,792
Less: preferred stock dividends	2,668	2,668	8,006	8,006

Net (loss) income available to common
stockholders	$(80,527)	$74,379	$(168,532)	$256,786
Per share data:
Basic:
(Loss) income per common share	$(1.27)	$1.18	$(2.67)	$4.09
Weighted average number of common
shares outstanding	63,199	62,804	63,036	62,843
Assuming dilution:
(Loss) income per common share	$(1.27)	$1.15	$(2.67)	$3.95
Weighted average number of common
shares outstanding	63,199	64,460	63,036	64,989

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)	Communities Under Development
	Three Months - 7/31/07

		Net Contracts (1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Northeast
	Homes	408	452	(9.7%)	485	526	(7.8%)	1,066	1,591	(33.0%)
	Dollars	206,103	209,477	(1.6%)	238,299	234,231	1.7%	571,495	746,480	(23.4%)
	Avg.Price	505,154	463,445	9.0%	491,338	445,306	10.3%	536,112	469,189	14.3%
Mid-Atlantic
	Homes	268	408	(34.3%)	459	430	6.7%	1,015	1,456	(30.3%)
	Dollars	126,269	190,857	(33.8%)	215,363	222,653	(3.3%)	497,697	729,483	(31.8%)
	Avg.Price	471,153	467,787	0.7%	469,200	517,798	(9.4%)	490,342	501,019	(2.1%)
Southeast
	Homes	307	650	(52.8%)	597	1,600	(62.7%)	2,437	4,315	(43.5%)
	Dollars	88,253	179,896	(50.9%)	164,111	394,759	(58.4%)	702,385	1,221,462	(42.5%)
	Avg.Price	287,470	276,763	3.9%	274,893	246,724	11.4%	288,217	283,073	1.8%
Southwest
	Homes	924	945	(2.2%)	861	1,022	(15.8%)	1,129	1,329	(15.0%)
	Dollars	201,579	199,492	1.0%	196,681	220,211	(10.7%)	255,498	300,375	(14.9%)
	Avg.Price	218,159	211,103	3.3%	228,433	215,471	6.0%	226,305	226,016	0.1%
Midwest
	Homes	239	243	(1.6%)	290	195	48.7%	762	658	15.8%
	Dollars	52,386	43,396	20.7%	65,563	52,019	26.0%	157,594	115,747	36.2%
	Avg.Price	219,190	178,584	22.7%	226,079	266,764	(15.3%)	206,816	175,907	17.6%
West
	Homes	393	651	(39.6%)	487	850	(42.7%)	717	964	(25.6%)
	Dollars	145,295	271,904	(46.6%)	199,209	375,953	(47.0%)	299,153	490,893	(39.1%)
	Avg.Price	369,707	417,671	(11.5%)	409,053	442,298	(7.5%)	417,229	509,225	(18.1%)
Consolidated Total
	Homes	2,539	3,349	(24.2%)	3,179	4,623	(31.2%)	7,126	10,313	(30.9%)
	Dollars	819,885	1,095,022	(25.1%)	1,079,226	1,499,826	(28.0%)	2,483,822	3,604,440	(31.1%)
	Avg.Price	322,916	326,970	(1.2%)	339,486	324,427	4.6%	348,558	349,505	(0.3%)
Unconsolidated Joint Ventures
	Homes	255	249	2.4%	329	498	(33.9%)	737	1,548	(52.4%)
	Dollars	96,435	85,228	13.1%	117,898	189,287	(37.7%)	352,265	706,057	(50.1%)
	Avg.Price	378,175	342,281	10.5%	358,354	380,094	(5.7%)	477,971	456,109	4.8%
Total
	Homes	2,794	3,598	(22.3%)	3,508	5,121	(31.5%)	7,863	11,861	(33.7%)
	Dollars	916,320	1,180,250	(22.4%)	1,197,124	1,689,113	(29.1%)	2,836,087	4,310,497	(34.2%)
	Avg.Price	327,960	328,029	(0.0%)	341,256	329,840	3.5%	360,688	363,418	(0.8%)
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)	Communities Under Development
	Six Months - 7/31/2007

		Net Contracts (1)			Deliveries
		Nine Months Ended			Nine Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Northeast
	Homes	1,202	1,413	(14.9%)	1,354	1,405	(3.6%)	1,066	1,591	(33.0%)
	Dollars	584,035	629,854	(7.3%)	637,437	634,358	0.5%	571,495	746,480	(23.4%)
	Avg.Price	485,886	445,757	9.0%	470,781	451,500	4.3%	536,112	469,189	14.3%
Mid-Atlantic
	Homes	1,212	1,375	(11.9%)	1,331	1,300	2.4%	1,015	1,456	(30.3%)
	Dollars	558,393	688,002	(18.8%)	627,421	671,543	(6.6%)	497,697	729,483	(31.8%)
	Avg.Price	460,720	500,365	(7.9%)	471,391	516,572	(8.7%)	490,342	501,019	(2.1%)
Southeast (2)
	Homes	801	2,298	(65.1%)	2,177	4,064	(46.4%)	2,437	4,315	(43.5%)
	Dollars	235,619	683,686	(65.5%)	589,680	975,739	(39.6%)	702,385	1,221,462	(42.5%)
	Avg.Price	294,156	297,513	(1.1%)	270,868	240,093	12.8%	288,217	283,073	1.8%
Southwest
	Homes	2,644	2,981	(11.3%)	2,514	2,948	(14.7%)	1,129	1,329	(15.0%)
	Dollars	589,900	635,986	(7.2%)	572,904	635,759	(9.9%)	255,498	300,375	(14.9%)
	Avg.Price	223,109	213,347	4.6%	227,885	215,658	5.7%	226,305	226,016	0.1%
Midwest
	Homes	779	651	19.7%	685	574	19.3%	762	658	15.8%
	Dollars	177,066	125,002	41.7%	145,666	110,346	32.0%	157,594	115,747	36.2%
	Avg.Price	227,298	192,015	18.4%	212,651	192,240	10.6%	206,816	175,907	17.6%
West
	Homes	1,587	1,943	(18.3%)	1,534	2,732	(43.9%)	717	964	(25.6%)
	Dollars	668,963	872,358	(23.3%)	700,048	1,197,826	(41.6%)	299,153	490,893	(39.1%)
	Avg.Price	421,527	448,975	(6.1%)	456,355	438,443	4.1%	417,229	509,225	(18.1%)
Consolidated Total
	Homes	8,225	10,661	(22.8%)	9,595	13,023	(26.3%)	7,126	10,313	(30.9%)
	Dollars	2,813,976	3,634,888	(22.6%)	3,273,156	4,225,571	(22.5%)	2,483,822	3,604,440	(31.1%)
	Avg.Price	342,125	340,952	0.3%	341,131	324,470	5.1%	348,558	349,505	(0.3%)
Unconsolidated Joint Ventures
	Homes	500	903	(44.6%)	893	1,695	(47.3%)	737	1,548	(52.4%)
	Dollars	156,047	323,557	(51.8%)	329,635	648,301	(49.2%)	352,265	706,057	(50.1%)
	Avg.Price	312,093	358,313	(12.9%)	369,132	382,478	(3.5%)	477,971	456,109	4.8%
Total
	Homes	8,725	11,564	(24.6%)	10,488	14,718	(28.7%)	7,863	11,861	(33.7%)
	Dollars	2,970,023	3,958,445	(25.0%)	3,602,791	4,873,872	(26.1%)	2,836,087	4,310,497	(34.2%)
	Avg.Price	340,404	342,308	(0.6%)	343,516	331,150	3.7%	360,688	363,418	(0.8%)
DELIVERIES INCLUDE EXTRAS
Notes:

(1)Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Southeast in the first nine months of 2007 include the effect of CraftBuilt Homes acquisition, which closed in April 2006.